Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

October 21, 2024

bioAffinity Technologies, Inc.

3300 Nacogdoches Road, Suite 216

San Antonio, Texas 78217

Re:	bioAffinity Technologies, Inc.

Ladies and Gentlemen:

We have acted as securities counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 2,048,294 shares (the “Shares”) of common stock of the Company, par value $0.007 per share (the “Common Stock”). The Shares are included in a registration statement on Form S-3 (File No. 333-275608) (the “Registration Statement”) filed on November 16, 2023 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on November 27, 2023, a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated October 18, 2024 filed with the Commission on October 21, 2024 pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are being issued pursuant to a securities purchase agreement, dated October 18, 2024, by and between the Company and the purchasers named on the signature pages therein (the “Securities Purchase Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined: (a) the Registration Statement, (b) the Prospectus (c) the Securities Purchase Agreement, (d) the Company’s Certificate of Incorporation of the Company, as amended, (e) the Company’s Amended and Restated Bylaws of the Company; (f) resolutions adopted by the Board of Directors of the Company and (g) certificates of officers of the Company dated as of the date hereof.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have not performed any independent investigation other than the document examination described. As to any facts material to our opinions, we have relied upon the aforesaid agreements, instruments, certificates, documents and records noted in (a) through (g) above (including the representations, warranties, covenants and agreements of the Company given in, pursuant to or in connection with the agreements, instruments, certificates, documents and records noted in (a) through (g) above). We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. This opinion is limited to the laws of the State of Delaware.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission and the use of our name in the section entitled “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ BLANK ROME
BLANK ROME LLP

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